Exhibit 5.2

[LETTERHEAD OF RICHMAN GREER P.A.]

REPLY TO:

Miami Office

April 15, 2011

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203

Re: $792,750,000 Aggregate Principal Amount of 9.5% Senior Notes Due 2018

Ladies and Gentlemen:

We have acted as special Florida counsel to ACM Cards, Inc., a Florida corporation (the “Florida Guarantor”), in connection with the public offering of up to $792,750,000 aggregate principal amount of 9.5% Senior Notes due 2018 (the “Exchange Notes”) by DineEquity, Inc., a Delaware corporation (the “Issuer”). The Indenture, dated as of October 19, 2010, among the Issuer, the Florida Guarantor, each of the entities listed on Schedule I hereto (together with the Florida Guarantor, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered in exchange for a like principal amount of the issued and outstanding 9.5% Senior Notes due 2018 of the Issuer issued on October 19, 2010 (the “Original Notes”) and the guarantees thereof by the Guarantors, as contemplated by the Registration Rights Agreement, dated as of October 19, 2010, by and among the Issuer, the Guarantors and Barclays Capital Inc. and Goldman, Sachs & Co., as the representatives of the initial purchasers of the Original Notes.

We have not been involved in the preparation of the Registration Statement (as defined below), nor were we involved in the negotiation, preparation or execution of the Indenture or Guarantees contained therein, or any of the related agreements executed or delivered in connection with the Original Notes or the Exchange Notes. We have been retained solely for the purpose of rendering a single opinion pursuant to Florida law with respect to the Florida Guarantor and have not represented it in any other instance.

DineEquity, Inc.

April 15, 2011

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c) a copy of the certificate of incorporation of the Florida Guarantor, as certified by the Secretary of State of the State of Florida;

(d) a copy of the bylaws of the Florida guarantor (the “Bylaws”), as certified by Rebecca R. Tilden, Vice President, Secretary and Treasurer of the Florida Guarantor;

(e) copies of certain resolutions of the board of directors of the Florida Guarantor, adopted by unanimous written consent on October 14, 2010, as certified Rebecca R. Tilden, Vice President, Secretary and Treasurer of the Florida Guarantor; and

(f) an executed copy of the Secretary’s Certificate of the Florida Guarantor, dated April 15, 2011.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Florida Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

We do not express any opinion with respect to any federal or state securities law or the laws of any jurisdiction other than the State of Florida.

RICHMAN GREER, P.A.

Miami • West Palm Beach

DineEquity, Inc.

April 15, 2011

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Guarantee of the Florida Guarantor has been issued duly authorized by all requisite corporate action under the Chapter 607, Florida Statutes.

The opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. It is limited to the matters stated herein, and no opinions may be inferred beyond the matters expressly stated herein. It is being furnished solely for submission to the Commission as an exhibit to the Registration Statement and may not be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuer, as filed with the Commission as Exhibit 5.1 to the Registration Statement on the date hereof.

Very truly yours,

/s/ Richman Greer, P.A.

RICHMAN GREER, P.A.

Miami • West Palm Beach

REPLY TO:

Miami Office

Schedule I

Applebee’s Enterprises LLC, a Delaware limited liability company

Applebee’s Franchising LLC, a Delaware limited liability company

Applebee’s Holdings II Corp., a Delaware corporation

Applebee’s Holdings, LLC, a Delaware limited liability company

Applebee’s IP LLC, a Delaware limited liability company

Applebee’s International, Inc., a Delaware corporation

Applebee’s Restaurants, Inc., a Kansas corporation

Applebee’s Restaurants Kansas LLC, a Kansas limited liability company

Applebee’s Restaurants Mid-Atlantic LLC, a Delaware limited liability company

Applebee’s Restaurants North LLC, a Delaware limited liability company

Applebee’s Restaurants Texas LLC, a Texas limited liability company

Applebee’s Restaurants West LLC, a Delaware limited liability company

Applebee’s Services, Inc., a Kansas corporation

Applebee’s UK, LLC, a Kansas limited liability company

Applebee’s Restaurants Vermont, Inc., a Vermont corporation

Neighborhood Insurance, Inc., a Vermont corporation

IHOP Franchise Company, LLC, a Delaware limited liability company

IHOP Franchising, LLC, a Delaware limited liability company

IHOP Holdings, LLC, a Delaware limited liability company

IHOP IP, LLC, a Delaware limited liability company

IHOP Property Leasing, LLC, a Delaware limited liability company

IHOP Property Leasing II, LLC, a Delaware limited liability company

IHOP Properties, LLC, a Delaware limited liability company

IHOP Real Estate, LLC, a Delaware limited liability company

IHOP TPGC, LLC, an Ohio limited liability company

International House of Pancakes, LLC, a Delaware limited liability company